PART II – OFFERING CIRCULAR

NOVEA INC.

CORPORATE OFFICE:

1712 PIONEER AVE #1913

CHEYENNE, WY 82001

(424) 781-7796 Website: www.novea.io

Best Efforts Offering of Shares

Each Share Comprised of One Common Share

Offering Price: $5.000 per Share

Offering: 10,000,000 Shares for $50,000,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Shares are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 10,000,000 Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. There is no minimum offering amount and funds raised may not be sufficient to complete the objectives of the Company set forth in this Offering Circular. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction. In the Company’s previous Reg A+ offering (with Amendment), a total of 9,769,103 shares were sold; proceeds were applied to operations as per the financial statements included herein.

OFFERING CIRCULAR DATED MAY 15, 2021

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S.

Investing in the Shares involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 4.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF

DISCLOSURE UNDER REGULATION A

SHARES OFFERED	PRICE TO PUBLIC	COMMISSIONS/FEES(1)(2)	PROCEEDS TO COMPANY
Per Share	$5.000	$0.030	$5.000
Total 10,000,000 Shares	$50,000,000	$3,010,000	$46,990,000

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH.

DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE

ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Note: (1) The Shares are being offered on a “best efforts” basis. Of the Shares being offered, fifty thousand (50,000) shares are being sold by existing Company security holders so that $50,000,000 of the proceeds, less any expenses, will be paid to Company.

The Company has engaged Entoro Securities, LLC, a FINRA- and SIPC-member broker-dealer, as placement agent for this Offering. The total maximum compensation Entoro Securities, LLC, would be entitled to if the Company issued the maximum number of securities under a $50,000,000 raise would be $3,010,000, comprising $3,000,000 in 6% commission and $10,000 in maximum advisory fees and expenses. Entoro Securities, LLC will receive baseline commission of 1% on all capital raised, or 6% where sales are facilitated by Entoro Securities. Entoro Securities, LLC has also received a $5,000 advance on expenses, refundable to the extent not used, and will receive a $5,000 advisory/consulting fee at the latter of SEC qualification of this Offering or issuance of a No Objection Letter from FINRA. See “Plan of Distribution” for further details.

Note: (2) Does not include expenses of the Offering, including, but not limited to, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $100,000.

TABLE OF CONTENTS:

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Novea,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Novea inc.

Currency:

All references to dollars in this Offering Circular are to United States dollars.

Item 3. Summary and Risk Factors

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively execute our business plan, including without limitation our ability to fully develop our App, business model, products and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving warranty insurance industry as an App, or as an insurance technology company (“ITech”);

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

Offering Circular Summary

Tier 2 Offering under Regulation A+, Tier 2.

This is a Regulation A+ Tier 2 offering where the securities will not be listed on a registered national securities exchange in the United States on qualification.

NOVEA INC.

Novea Inc. was incorporated in the state of Wyoming, U.S.A. in February 2015. The Company is an electronic-device warranty direct-sale business utilizing its mobile Android and Apple applications (“App”) and its contractual favor doing so by way of its wholly owned licensed insurance company to sell warranties on electronic devices.

Since creation of the Company in 2015, its activities have been funded entirely by advances/investments from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans. As at the date of this Offering Circular, Novea has 9,769,103 Common Shares outstanding.

The Company currently does not have funds to complete its Short-Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 4 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular. Marketing of the warranty placement will require further funding. The Company requires additional sources of funding to continue the marketing activities described in ITEM 8 – Description of Marketing on page 9 of this Offering Circular and the long-term plan to market the warranty placement, which may come from private placements, public offerings, or joint venture arrangements.

Warranty Sales

The Company has established a wholly owned insurance company, having done so by the law of and licensing in Puerto Rico, being a qualified insurance company for the USA market by virtue of its membership in a re-insurance group. Our insurance company may sell standard term, market warranties on electronic and chosen devices at about one-half the current market rate for identical coverage presently offered by other warranty companies. In the warranty market today, all insurers sell through agents or brick-and-mortar retailers. Since the Company can sell warranties directly to the consumer at direct insurer rates via electronic means, it can underprice all current competition for the same warranty coverage. The Company may also “white label” its warranty App to persons (such as manufacturers) and the Company’s low-cost insurance enables it to incentivize any such user by allowing it to profit from granting such warranties. The Company’s low-cost warranties has already enabled it to be offered via Alibaba. The Company’s methodology will minimize its need for a hard asset structure to further increase its pricing advantage over competition. The Company’s App also provides for direct electronic service of the warranty.

In aid of the Company’s minimal hard asset position, eliminating the need for any sales force or service force, the Company has created a mobile, remote, phone application by which a consumer can calculate and purchase its choice of warranty coverage for such consumer’s devices (App). The Company has established a special payment processing system via an established server such that the Company is paid electronically each time a consumer buys a warranty. The mobile App is currently available for both Android and Apple devices in the Play Store for Android devices and in the Apple store for Apple devices.

All documentation, execution, and record-keeping are processed electronically; claims are also processed electronically via the App – reducing the need for personnel and eliminating the need for brick and mortar. Since no other entity has such an application, the Company has a significant advantage over competitors in terms of both cost and speed of delivery of service.

The Company’s studies have shown that we can offer the same coverage as our competitors at about one-half the current market offering costs. So the Company will enjoy a significant price advantage in the warranty market.

Presently, as evidence of “white label” warranties, these businesses have already signed contracts and their warranty sales will produce revenues to the Company in 2021: Ridewell.com, medwand.com, International Equipment Resources, Cal/saa (among others).

The Company’s challenge is to make its advantages known to the buying public. We see three primary ways to do so: 1, get online retailers (such as Alibaba (already a user), Amazon (contracted), Jet.com, and eBay.com), (again, Company is currently contracted with Alibaba and Amazon) to offer our warranties together with their products (as they currently do for current competitors); 2, get brick and mortar retailers (such as Best Buy and Costco) to offer our warranties with their products (as they currently do for current competitors); 3, get manufacturers to offer our warranties with the sale of their products (as currently manufacturers have such via our App as “white label”); 4, utilize social, electronic, and traditional advertising media to build knowledge and trust of the Company’s brand.

The Company has branded the warranty sales business, together with the insurer, as “Jacana Warranty.” That brand already has a web presence with about 85K daily hits on its website, besides on Facebook and Twitter, 60-1200 downloads of its App on Google Play Store and Apple Store, the start of warranty sales on Alibaba, and the start of manufacturers’ warranty implementation (as described above).

Management, Directors and Key Personnel

The management and directors of the Company have extensive experience in business development.

As chief executive officer and chief financial officer, stock registrar, Director, James Quinlan has brought numerous ventures to the market in various industries around the world as their leader of compliance and funding. As there, here, his contribution has been in structure and design of systems to use financial and operational data to be competitive and profitable, and meet compliance demands. Jim’s experience is built on service with Deloitte and degrees in accounting and law. Jim’s experience in tax, reg law, ant the SEC serves the Company’s challenges in SEC registration and business operation.

Secretary/Treasurer, Director, Stephen Ross possesses a great deal of exceptional skills which include exceptional customer service skills, personal computer hardware and software experience, and outstanding communications skills at all personal levels. Mr. Ross was the director of the International Gallery in San Diego, California. Mr. Ross’ experience includes responsibility for the annual revenue of the Museum where he created and installed Museum Quality exhibits of Contemporary Crafts, Folk and Primitive Art and textile costumes.

The forgoing named officers also serve as the directors of the Company. In addition to the experience and skills noted above, they have significant business management experience applicable to the Company’s needs.

Long-Term Objectives

The Company’s long-term objectives are to establish its Jacana brand as the best service and best price in the warranty market, and position itself as a known competitor to and a desirable acquisition by insurance companies. Besides the profitability of the Company’s operations, being the best price and best service in regard to warranties will make Novea a very attractive addition to any major insurance company’s operations. So, the Company will seek to position itself as a desirable acquisition in the market.

Short-Term Objectives

The Company’s short-term objectives are to bring the App to its optimum functioning level -- build the databases necessary for the App’s full application; and further refine the App’s user interface to make purchases easier. Please refer to “ITEM 6 – USE OF PROCEEDS TO THE ISSUER” on page 8 of this Offering Circular. In order to accomplish this, the Company intends to:

1)	maintain programmers who have created the App to work to improve the App’s current operation;

2)	ensure the tech market’s developments are compatible with the functioning of the App;

3)	contract retailers and manufacturers for placement of Jacana insurance on their websites and places of business;

4)	design marketing strategies and programs for individuals, manufacturers, and retailers; and

5)	obtain firm letters of intent from advertisers.

Risk Factors

Summary of Risk Factors

An investment in the Shares involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company’s business and its involvement in the insurance and tech market generally. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Shares is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 4 of this Offering Circular before you decide whether to invest in the Shares. Some of the risks include the following:

•	Company’s limited history: The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, market variations, limitations with respect to personnel, financial, and other resources, and the lack of revenues.

•	Company’s negative operating cash flow: The Company currently has very minimal revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

•	Risks associated with the development of intellectual property for electronic devices: The business of developing programs involves a high degree of risk and, therefore, there is no assurance that current programs will result in profitable operations. The development and implementation of a mobile program involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. The Company is not currently operating the program very broadly in the market (although the program is available at both the Android and Apple stores). There is no certainty that the expenditures made by the Company towards the preparation of and marketing of the App and the warranties will result in profits.

•	Future financing requirements: The Company will need additional financing to continue in business and to implement the Phase 2 marketing programs set out at page 9 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms.

•	Claims Anticipated: The placement of warranties may be heavily for a particular device(s) that may result in excessive claims that the manufacturer may choose not to cover. In such a case, Novea will bear the loss, passed on to its captive insurer. That may endanger continuation with the Company’s insurer, which is one of our substantial advantages. This risk is beyond the Company’s control.

•	Dependence on one App: The Jacana warranty App is the Company’s sole property. Any material adverse development affecting the progress of this property will have a material adverse effect on the Company’s financial performance and results of operations.

•	Ownership of properties: Although to the best of the Company’s knowledge, legal ownership of the App is clear, unencumbered and in good standing, this should not be construed as a guarantee of ownership.

•	Governmental and regulatory requirements: Government approvals and permits are currently, and may in the future be, required in connection with the Company’s operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable or maintainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits, licenses, and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

•	Limited public trading market: The Company’s Common Shares are currently not listed on a public market in the United States.

•	Dividends: Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company’s operating results, financial condition, and current and anticipated cash needs.

The Company’s Limited History

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources, has not earned any revenue (other than recent, unreported revenue) since commencing operations through the years reported except for a minimal amount received in December 2020, has no other source of operating cash flow, and has no assurance that additional funding will be available to it for further exploration and development of the Company’s properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company’s sole property.

Negative Operating Cash Flow

The Company currently has minimal (not yet reported, just started) revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company has not determined whether use of the App will result in warranty sales and currently has not earned any revenue through the reported years (revenues are contracted to be received with a small amount received in December 2020) from the purchase if warrantied via the App and, therefore, the Company does not generate cash flow from its operations. The Company currently does not have the necessary financing in place to support continuing losses from operations and these matters raise significant doubt about its ability to continue as a going concern. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the use of the App to market warranty sales, few apps that are created are ultimately developed into profitable uses. Major expenditures may be required to place the App into the market and establish profitable relationships with retailers. Whether an application will be commercially viable depends on a number of factors, some of which are: the accessibility to the App, competitors in the same market, consumers’ experience with the Company’s handling of claims; history of claims; strength of the insurer; changes in and application of government regulations, including regulations relating to internet usage, insurance, warranties, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

The Company does not currently sell regular, material warranties by way of the App or in any manner, so far only contracted for revenues. There is no certainty that the expenditures made by the Company towards the marketing of the App and the sale of its warranties will result in sales that will make the Company commercially viable. Most of the above factors are beyond the Company’s control.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities may enjoy sovereign government support.

Warranty Prices

The development and success of the App and warranty sales will be primarily dependent on the future price of warranties in the general market. The insurance market is aggressively moving to electronic operations and such companies typically have the financial resources to improve their operations, which actions are beyond the Company’s control. Depending on the price of warranties, projected cash flow from planned operations may not be sufficient and the Company could be forced to discontinue marketing and may lose its interest in, or may be forced to sell, the App property.

Future Financing Requirements

The Company will need additional financing to continue in business and to implement the Phase 2 marketing programs set out in ITEM 7 – DESCRIPTION OF BUSINESS on page 9 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of App ownership or loss of earning opportunities by the Company.

Key-Man and Liability Insurance, Uninsurable Risks

The success of the Company will be largely dependent upon the performance of its key officers. The Company has not purchased any “key-man” insurance with respect to any of its directors or officers, for the current year.

Although the Company may obtain liability insurance in an amount which management considers adequate, the nature of the risks for warranties may be such that liabilities might exceed policy coverage, the liabilities and hazards might not be insurable, the Company might not elect to insure itself against such liabilities due to high premium costs or other reasons, or the manufacturer might elect not to cover losses or recall the devices. Should such liabilities occur, the Company could incur significant costs that could have a material adverse effect on its financial position.

Dependence on One Property

The Jacana warranty App and insurance license are the Company’s sole properties. Any material adverse development affecting the progress of the App property will have a material adverse effect on the Company’s financial performance and results of operations.

Ownership

No assurances can be given that defects to the App’s programming and claims affecting the Company’s ownership of the App do not exist. The programming may be subject to prior forms of such and the Company’s rights may be affected by undetected claims. If pre-existing developments do exist, it is possible that the Company may lose all or a portion of interest in and to the App where the pre-existing developments exist. Ownership of the Company’s interest in some jurisdictions is often not susceptible of determination without incurring substantial expense.

There is no guarantee that ownership of the Company’s App will not be challenged or impugned. To the best of the Company’s knowledge, ownership of the App is clear, unencumbered and in good standing.

Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 14 – SECURITIES BEING OFFERED on page 19 of this Offering Circular. There can be no assurance that an active public market for the Company’s Common Shares will develop or be sustained after completion of the Offering. The price of the Shares in this Offering was determined by the Company based upon several factors, and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

Competition

The mobile app business is competitive in all phases. The Company competes with an unknown number of other entities in the mobile app business as well as with existing insurance companies. As a result of this competition, the majority of which is with companies with greater financial resources than the Company, the Company may be unable to acquire appropriate retailers and advertisers in the future on terms it considers acceptable. The Company also competes for financing with other tech and insurance companies, many of whom have greater financial resources and/or more advanced market standings. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to the Company.

The ability of the Company to sell warranties depends on its success in building direct retail, retailer, and manufacturer relationships and in placing advertising for the App. Increased competition could result in increased costs and reduced profitability which could materially adversely affect the Company’s revenues, operations, and financial condition.

Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company’s operating results, financial condition and current and anticipated cash needs.

Arbitrary Offering Price

The Offering Price of the Shares has been determined by the Company. The Offering Price is not an indication of the value of the Shares and the underlying technology comprising the Shares or that any of the Shares and the securities comprising the Shares could be sold for an amount equal to the Offering Price or for any amount.

Factors Beyond the Company’s Control

Application of technology to the sale of warranties depends upon a number of factors, not the least of which is the technical skill of the programmers maintaining the app. Further, the sales and exploration and development of retailers will also be affected by numerous factors beyond the control of the Company. These factors include the quality of devices warranted and the market of the Company’s contracted retailers. The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Shares under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Shares in the Offering will incur immediate dilution in the pro forma value of their Shares. This means that investors that purchase Shares will pay a price per Share that exceeds the average per share value of the Company’s previously issued Common Shares. The Company may from time-to-time issue additional Shares or Common Shares, which may result in dilution of existing shareholders if the Shares are sold at a price that is less than the average per share value of the Common Shares previously issued.

Shares issued by the Company over the past year have been sold for a price that is approximately $2.60 less than the price per Share sold under this Offering Circular, which is not materially different.

ITEM 5. PLAN OF DISTRIBUTION

50,000 Shares are being offered for the account of existing security holders. As more particularly detailed in the next paragraph:

A maximum of 10,000,000 Shares are being offered by the Company on a “best efforts” basis. Each Share is comprised of one Common Share. The Common Shares are 9,950,000 new issue from treasury and 50,000 (fifty thousand) from previously issued shares, offered by existing shareholders. The Offering will close upon the earlier of (1) the sale of 10,000,000 Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

We have engaged a Broker-Dealer to promote the sales of our Shares. Our Broker-Dealer is:

Entoro Securities, LLC (“Entoro”)

333 W. Loop N Freeway, STE 333

Houston, TX 77204

Our Broker-Dealer is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities.  For more information, please see FINRA’s website at finra.org.

Our Broker-Dealer is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro, fails. In such event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Entoro Securities, LLC’s role in the sale and promotion of our shares, please see the placement agent agreement presented in Exhibit #12.2.

Our Broker-Dealer has been authorized to promote the sale of our Shares through direct solicitation and marketing campaigns and subsequently directing prospective investors to our website for investment purposes.

Entoro will charge 1% of the gross offering proceeds, except in instances where it has facilitated sale, for which funds specifically it will instead charge 6%. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. Entoro will also charge a $5,000 advisory/consulting fee, which is deemed to be earned on the latter of SEC qualification of the offering statement of which this offering circular is a part, or the issuing by FINRA of a No Objection Letter regarding Entoro’s compensation structure. In addition, we have advanced $5,000 to Entoro towards expenses, such as due diligence expenses, technology platform setup costs, and other support necessary prior to qualification of this offering. This advance is refundable to the extent not used. We have agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection this engagement, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under the engagement, up to a maximum of $40,000, with $10,000 being the maximum allocated for reimbursement for use of outside counsel. We have reimbursed Entoro its filing fee of $8,000 paid to FINRA for a review of Entoro’s compensation for its services in connection with this offering.

The total minimum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $50,000,000 raise would be $510,000, made up of $500,000 in 1% commission, a $5,000 expense advance and $5,000 in advisory and consulting fees. The total maximum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $50,000,000 raise, and if all proceeds were facilitated by Entoro’s efforts, would be $3,010,000, made up of $3,000,000 in 6% commission, a $5,000 expense advance and $5,000 in advisory and consulting fees.

Management and directors will not be paid finders’ fees for raising funds under the Offering.

Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the Offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s escrow account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use following periodic closings. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company will utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering via online offering sites (none of which shall have any relationship with the Company, or related parties other than contractual for service, and other similar online marketing services). The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on such sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Shares, these materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular.

ITEM 6. USE OF PROCEEDS TO ISSUER

Available Funds

	10,000,000 Shares	2,000,000 Shares	1,000,000 Shares
	Offering ($)	Offering ($)	Offering ($)
Amount to be raised by this Offering(1)	50,000,000	10,000,000	5,000,000
Existing Security Holder deduction(2)	250,000	100,000	50,000
Fees(3)	3,010,000	610,000	310,000
Estimated offering costs	65,000 65,000 65,000
(crowdfunding, acc’ting)
Available Funds	46,675,000	9,225,000	4,575,000

Notes:

(1)	There is no minimum amount required to be raised under this Offering. The table sets forth three scenarios depending on the number of Shares subscribed for by potential investors. If the Offering is not fully subscribed, funds will be used for the priorities listed in the table below under Use of Net Available Funds.

(2)

The Existing Security Holders are offering for sale 50,000 of the shares of the 10,000,000 shares for a total of $250,000 taken from Available Funds (the number of shares Existing offer are decreased by the proportional reductions); 20,000 shares of the 2,000,000 shares, and 10,000 shares of the 1,000,000 shares for $5,000,000. The $65,000 is an estimated cost of printing and publications.

(3)	The Company is marketing the Offering on a “best efforts” and has engaged Entoro Securities, LLC as broker/dealer for a maximum 6% commission plus fees. See “Plan of Distribution”. Management and directors will not be paid finders’ fees for raising funds under the Offering.

Use of Available Funds

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct continued work on the App (including promotion) and retailer/manufacturer relationships. The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering. The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Shares are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below (calculated from Available Funds supra).

	10,000,000	2,000,000	1,000,000
	Shares	Shares	Shares
Description of intended use of available funds listed in order of priority(1)	Offering ($)	Offering ($)	Offering ($)
Available Funds	46,675,000	9,225,000	4,575,000
Used for:
Maintenance of App User Interface(2)	250,000	250,000	250,000
Completion of Databases(3)	1,600,000	1,126,000	826,000
Advertising Six-Months(4)	21,000,000	3,120,000	1,031,000
Establish Office Operations(5)	240,000	180,000	60,000
Six-Months Operations Costs(6)	1,600,000	400,000	200,000
Six-Months Reserves Contribution(7)	19,300,000	3,660,000	2,030,000
Cost Total	-43,990,000	-8,736,000	-4,397,000
Remaining funds (unallocated)(8)	2,685,000	489,000	178,000

Notes:

(1)	See Short Term Objectives on page 9 of this Offering Circular.

(2)	The Company plans to engage existing programmers to complete this work.

(3)	Database data is readily available.

(4)	The Company plans a very aggressive and thorough advertising campaign, initially focusing on the USA market and growing worldwide.

(5)	The Company plans to place operations in Charlotte, NC where tech talent and office staff are accessible and affordable. One of the Company’s five key employees, leading IT, risk, and Jacana, resides in that area.

(6)	Operations “brick-and-mortar” will be limited as much as possible, while yet exceeding customer needs.

(7)	Per our agreement with the re-Insurance group, the Company funds a reinsurance reserve from sales, which will increase as sales increase.

(8)	In the event the full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best possible. If sufficient funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the key employees. If the full Offering is subscribed for, the remaining funds will be applied to working capital.

Reallocation

The Company intends to spend the available funds as stated above in this Item 6, but reserves the right to change the use of proceeds and will reallocate funds only for sound business reasons.

ITEM 7. DESCRIPTION OF BUSINESS OF NOVEA INC.

Novea Inc. was incorporated on February 26, 2015, pursuant to the laws of the state of Wyoming U.S.A. The Company developed and owns a mobile application that enables the remote purchase of the appropriate warranty for a device and a full service system. The Company also wholly owns a fully licensed insurance company that can sell warranties (Puerto Rico Licensed, authorized in the USA and worldwide to sell insurance/warranties). The registered office of Novea is located at 1712 Pioneer Ave., Ste. 1913, Cheyenne, Wyoming 82001 U.S.A.

Pursuant to the Company’s agreement with its re-insurance group, the Company is authorized to write warranties under the Insurance Company’s protection on the full range of consumer purchases, particularly including electronic devices.

Market Conditions for Warranty Sales

Consumer demand for electronics continues to increase year over year, with a substantial used device market existing as well. Given the usually high cost of electronics and their typical fragility, buyers have sought protection for their purchases, their investments. So, seeing this demand, retailers saw a need for protection. Thus, retailers worked with insurers to provide it. Electronics manufacturers have followed that same path. Insurers utilized their typical marketing force, independent agents. Presently, the method of meeting this market is multi-layered, effective, but costly as each layer adds its costs. Further, this method has required a heavy “brick-and-mortar” support system. Manufacturers also sought to differentiate their products by way of warranty. Managing risk properly costs too much and is outside the manufacturer’s skill set. Servicing claims under the existing is also cumbersome with multiple layers.

As the Company’s App puts the protection into the hand of the consumer, it substantially reduces the need for brick and mortar, the ultimate cost of coverage is substantially reduced. Since Novea being the insurer can provide coverage at cost, cutting out several layers of administration, the Company’s selling price will be significantly less than all competitors. Similarly for manufacturers, Novea can white label the warranty coverage and even allow the manufacturer to share in Novea’s profit. Thus, the manufacturer builds its own credibility and market. Novea’s App also resolves any claims directly, speedily, electronically so cost is reduced and the consumer is satisfied fully and quickly.

Employees and Consultants

The Company employs no full-time persons and, on a part-time basis, as contractors, five consultants. Because of the way we created the App, need for personnel is practically eliminated.

General Development of the Business

Long Term Objectives

The Company’s Long-Term Objectives are to refine its mobile App to be the choice mobile application for the purchase and service of warranties and the model application for other insurance sales and warranty servicers; and, the Company seeks to sell the majority (at least) of our chosen warranties. The App has already received praise from developers and our testers, and interest from other insurance providers. Market trends indicate that the Company is entering a new market that has a huge growth potential.

The Company intends to continue to build its mobile sales and minimal hard-asset design in other financial service areas that are presently served by traditional, low technology, and brick-and-mortar companies, those where our form of service can return more to consumers. Via our connections in insurance, larger insurers have referred their low margin clients to Novea.

Short Term Objectives

The Company’s short-term objectives are to carry out preliminary work on the App which will improve its user-friendly application and increase its exposure. In order to accomplish this, subject to funding, the Company intends to:

1)	complete the database and user interface development and continued deployment of the App;

2)	engage advertisers in the social media and other mass market routes;

3)	assemble necessary support structure; and

4)	begin an aggressive and thorough social and other electronic media sales campaign.

ITEM 8. DESCRIPTION OF MOBILE APP

Table 2 – Long Term Objectives - Proposed App Enhancement Project Budget.

Phase 1
Continued refinement of App	Contractors	$750,000	$750,000

		Sub-Total	$750,000

Marketing of App & Warranty
Social Media			9,500,000
Electronic Media			12,000,000
		Sub-Total	21,500,000

		all Phases	$22,500,000

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS

MD&A for the Year Ended June, 2020

The following discussion is management’s analysis of Novea Inc.’s (the “Company” or “Novea”) operating and financial data for the year ended June 30, 2020 as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended June 30, 2019, and June 30, 2020.

This Management’s Discussion and Analysis (“MD&A”) and the audited consolidated financial statements and comparative information have been prepared in accordance with GAAP.

The MD&A was prepared as of June 30, 2020. Additional information relating to Novea can be found at www.Novea.io.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward-looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT NOVEA INC.

Novea is a development stage technology/warranty company (i) with a mobile Application in the United States of America (presently available from both the Google Play Store for Android devices and the Apple Store for Apple devices (the “Stores”), (the “App”)), (ii) with offering on currently a major eCommerce website, that sells its electronic device warranties to the public, and (iii) with a July-31-2017 finalization of a wholly owned insurance company fully licensed and capitalized to write warranties as contemplated by way of items (i) and (ii) (the “License”). The Company markets its App and markets its underwriting power via eCommerce in order to produce warranty sales. The format of the App has potential application in other sales markets, such as in regard to financial transactions and the offering of warranties by way of eCommerce has many potential outlets, besides directly by manufacturers. Such applications are typically placed in the market at no charge to the downloading party, the user. So, the Company’s App is available from the Stores at no charge. The App enables the user to evaluate and purchase a warranty on such user’s purchase of an electronic device. The App is held by the Company; the Company has with a license of its insurance company.

2021 OVERVIEW

The Company’s main activities during the 2020 period were building the potential for the App, developing the App, planning the advertising, working to organize the requisite funding, and establishing sales relationships with eCommerce retailers, such retailers’ connected manufacturers, and current manufacturers of warrantable products. The Company has a License to sell its warranties directly, cutting out all middlepersons and costs between the insurer and the insured.

On March 1, 2015, the Company issued 14,000,000 shares to the Company’s founders at a price of $0.001 per share with the founder’s pledge of paying additional amounts as needed. Through June 30, 2019, the founders purchased an additional 10,380,440 shares at $.05 per share, but decided not to take the additional shares. Effective February 18, 2018, the Company completed a three-to-one reverse split of all owners’ shares as of February 18, 2018.) (The share numbers here do reflect the reverse split.)

The Company achieved a qualified Reg A+ Offering and qualified two Amendments to it (most recently March 2021), and has successfully issued over 3.8 million Shares for value ($0.250/Share) under its Reg A+ qualification receiving services and cash (numbers before reverse split.). The Company amended that Reg A+ Offering to qualify just 5,000,000 shares to be sold at $3.00 per share.) Over three hundred persons have bought Company shares. (Total of 9,769,103 currently outstanding.)

RESULTS OF OPERATIONS

In 2015, net loss was $9,726. The Company commenced work on its App at the Company’s inception in February 2015. The following table itemizes the net loss from operations for the years ended July 31 – 2015, 2016, 2017.

SCHEDULE OF NET INCOME (LOSS) BEFORE FINANCING EXPENSES

For the year ended June 30,	2018	2019	2020
Consultant fees	$77,250	444,825	495,199
Administrative costs	8,619	24,258	49,028
Production expenses	15,842	260,935	260.935
Loss before financing income (expenses)	$101,711	667,117	805,162

LIQUIDITY AND CAPITAL RESOURCES

The net loss from operations for the year ended June 30, 2019, was funded through the contribution of additional capital for the issuance of shares. As of June 30, 2019, the Company had net working capital $2,199. For the year ended June 30, 2018, the net loss from operations continued to be funded through the contribution of additional capital and services by way of the issuance of shares. Future operations will be funded by the issuance of capital stock. The Company begins in fiscal year 2019-2020 to generate sales revenues as its License applies.

Estimated Cash Flow Requirements for the Next 12 Months

Refine App and related IT work	$500,000
Promotion	6,000,000	(1)
General and administrative	600,000	(1)
Total estimated cash requirements	$7,100,000

(1)	The amount of expenditure for promotion and administrative expenditures is dependent on results of the instant capital raise.

GOING CONCERN RISK

The Company has almost no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2021. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period:

None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company completed a PCOAB audit for fiscal years June 30, 2019 and June 30, 2020 via a PCOAB audit firm. All systems and reports were found to be GAAP compliant so the audit firm issued its letter (attached). The Company’s internal control over financial reporting includes policies and procedures that:

•	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.

There were no changes in the Company’s business activities during the year-ended June 30, 2020, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

June 30, 2020
Common Shares Issued and Outstanding	9,769,103

TRANSACTIONS WITH RELATED PARTIES

During the year ended June 30, 2020, the Company incurred consultant fees of $131,786 to key personnel of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2020, the Company had net working capital of $710.02. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares (see SUBSEQUENT EVENTS).

The Company had no contractual maturities of financial liabilities and other commitments as of June 30, 2020.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i) To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day-to-day operating requirements in order to continue as a going concern; and ii) To provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Novea’s website: www.Novea.io and on its wholly owned subsidiaries, Jacana Warranty’s website: www.JacanaWarranty.com.

MD&A for the Twelve Months Ended June 30, 2020

The following discussion is management’s analysis of Novea Inc.’s (the “Company” or “Novea”) operating and financial data for the twelve months ended June 30, 2020, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the twelve months ended June 30, 2020.

This Management’s Discussion and Analysis (“MD&A”) and the consolidated financial statements and comparative information have been prepared in accordance with GAAP.

The MD&A was prepared as of June 30, 2020. Additional information relating to Novea can be found at www.Novea.io.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by United States SEC securities regulators, also known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates, and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward-looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT NOVEA INC.

Novea is a development stage technology/warranty company with a mobile Application in the United States of America (presently available from both the Google Play Store for Android devices and the Apple Store for Apple devices) that sells its electronic device warranties to the public. The Company’s main focus is the marketing of its App in order to produce warranty sales. The format of the App has potential application in other sales markets, such as in regard to financial transactions. Such applications are typically placed in the market at no charge to the downloading party, the user. So, Novea’s App is available from the Stores at no charge. The App enables the user to evaluate and purchase a warranty on such user’s purchase of an electronic device. The App is held by the Company; the Company owns a fully licensed insurance company.

SIX MONTH OVERVIEW

The Company continued development of its App and investigation and planning of promoting the App in the market. The Company completed the App to the point of presenting it for listing on the Google Play Store and the Apple Store. The Company was successful in getting the App presented on both those Stores.

RESULTS OF OPERATIONS

In the twelve months ended July 31, 2017, net loss was $171,815, compared to a net loss was $92,698, compared to a net loss of $9,726 in 2015, resulting in a change of $79,117, then $82,972. The Company continued development of the market for the App during the period incurring consultant expenditures totaling $39,360 The following table itemizes the net loss from operations for the twelve months ended July 31, 2015, 2016, and 2017, and June 30, 2018, 2019, 2020.

SCHEDULE OF NET INCOME (LOSS) BEFORE FINANCING EXPENSES

For the year ended June 30 -	2016	2017	2018	2019	2020
Consultant fees	$5,450	77,250	77,250	444,825	495,199
Administrative costs	2,276	8,619	8,619	24,258	49,028
Production expenses	2,000	15,842	15,842	198,34	260,935
Loss before financing income (expenses)	$-9,726	101,711	101,711	667,117	805,162

DEVELOPMENT OF APP

In March 2016, the Company completed the App to the point of the Google Play Store and the Apple Store accepting it for download. The Company is continually updating and refining databases.

The Company has refined the App and interfaced it with the world leader eCommerce sales business. The Company has also completed the tailoring of a purchased Customer Relationship Management program. The Company has also arranged an online device repair service to service warranty claims.

LIQUIDITY AND CAPITAL RESOURCES

The net loss from operations for the twelve months ended June 30, 2019, was funded through the additional capital contributions from the previous issuance of shares. As of June 30, 2019, the Company had net working capital of $64,348. Future operations will be primarily funded by the issuance of capital stock (while warranties sales will start in August 2017).

Estimated Cash Flow Requirements for the Next 12 Months

Refine App and related IT work	$500,000
Promotion	6,000,000	(1)
General and administrative	600,000	(1)
Total estimated cash requirements	$7,100,000	(1)

(1)	The amount of expenditure for promotion and administrative expenditures is dependent on results of the instant capital raise.

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2020. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period:

None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

•	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.

There were no changes in the Company’s business activities during the year-ended July 31, 2015, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

June 30, 2020
Common Shares Issued and Outstanding	9,769,103

TRANSACTIONS WITH RELATED PARTIES

During the six months ended December 31, 2020, the Company incurred consultant fees of $9,470 to key contractors of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements. Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2020, the Company had net working capital of $23,209. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares (see SUBSEQUENT EVENTS).

The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2019.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i) To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day-to-day operating requirements in order to continue as a going concern; and ii) provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

TRANSACTIONS WITH RELATED PARTIES

During the period of eight months ended December 31, 2020, the Company incurred consultant fees of $9,470 to key contractors of the Company, and $444,825 as of June 30, 2019, and $495,199 as of June 30, 2020,

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As at March 31, 2021, the Company had net working capital of $453 (2015 - $2,199). Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares.

The Company has no contractual maturities of financial liabilities and other commitments as at March 31, 2021:

c)	Market risk

Market risk is the risk of loss that may arise from changes in the market factors such as interest rates, commodity and equity prices and foreign currency rates.

d)	Interest rate risk

The Company has immaterial cash balances. Its current policy is to invest excess cash in investment-grade short-term money market accounts. The Company periodically monitors the investments it makes and is satisfied with the credit worthiness of its investments. Interest rate risk is minimal as interest rates are anticipated to remain at historically low levels with little fluctuation and any excess cash is invested in money market funds. Fluctuations in interest rates do not materially affect the Company as it either does not have significant interest-bearing instruments or the interest is at a fixed rate.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i) To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its technology and market investigation properties and to meet its day-to-day operating requirements in order to continue as a going concern; and ii) provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on the Company’s website: www.Novea.io.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

			START OF TERM	Approximate hours per week for part-
NAME	POSITION	AGE	OF OFFICE	time personnel

James Quinlan	Chief Executive Officer, Chief Financial Officer	63	February 2020	35 or variable
Stephen Ross	Secretary, Treasurer, Director	64	February 2020	6 or variable

Business Experience of Directors, Executive Officers and Key Personnel

Name	Principal Occupation and Related Experience

James Quinlan Reno NV	Jim has brought numerous ventures to the market in various industries around the world. As here, his contribution has been in structure and design of systems to use financial and operational data to be competitive and profitable, and meet compliance demands. Jim’s experience is built on service with Deloitte and degrees in accounting and law.

Stephen Ross El Cajon, California	Stephen Ross possesses a great deal of exceptional skills which include exceptional customer service skills, personal computer hardware and software experience, and outstanding communications skills at all personal levels. Mr. Ross was the director of the International Gallery in San Diego, California. Mr. Ross’ experience includes responsibility for the annual revenue of the Museum where he created and installed Museum Quality exhibits of Contemporary Crafts, Folk and Primitive Art and textile costumes.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

ITEM 11. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

		Cash
		Compensation for
		the year ended	Other	Total
		June 30, 2020	Compensation(1)	Compensation
Name	Position held	($)	($)	($)
James Quinlan	CEO/CFO	48,000	0	48,000
Stephen Ross	Secretary/Treasurer	0	0	0

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owned by all executive officers and directors as a group:

		Amount and Nature	Percent
		of Beneficial	of
Title of Class	Name and Address of Beneficial Owner	ownership	Class
Common Shares	Officers and Directors 1712 PIONEER ST CHEYENNE WY 82001	737,591 held directly	7.4%

Common Shares	Stephen Ross, Director	500,000	5.6%

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Compensation for the consulting services of James Quinlan as CEO and CFO of the Company, and Stephen Ross as secretary and treasurer of the Company are paid directly.

ITEM 14. SECURITIES BEING OFFERED

Shares

The Common Shares comprising the Shares will separate immediately upon closing of the Offering. The Common Shares issued to investors under this Offering Circular are not subject to any trading restrictions under SEC regulations for Reg A+ Tier 2 Offerings.

Restriction on Trading

Resale of the Common Shares are not subject to any resale restrictions in line with SEC Reg A+ Tier 2 rules.

Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

FINANCIAL STATEMENTS SECTION

DECEMBER 31, 2020, FROM JULY 1, 2020, UNAUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

JUNE 30, 2020, AUDITED FINANCIAL STATEMENTS

JUNE 30, 2019, AUDITED FINANCIAL STATEMENTS

Consolidated Balance Sheets	31

Consolidated Statement of Operations	32

Consolidated Statement of Shareholders’ Deficit	33

Consolidated Statement of Cash Flows	34

Notes to Consolidated Financial Statements	35-39

JULY 31, 2016, UNAUDITED FINANCIAL STATEMENTS

JULY 31, 2017, UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2018, UNAUDITED FINANCIAL STATEMENTS

Novea, Inc.

PROFIT AND LOSS

July - December 2020

TOTAL
Income
Income	$14,464.63
Total Income	$14,464.63
GROSS PROFIT	$14,464.63

Expenses
7002 Auditing Fees	$-
7003 Auto - Gas	$-
7004 Bank Charges	$413.50
7007 Consultants	$9,720.00
7012 Consulting	$-250.0
7013 Contractors	$-
7014 Fees	$90.11
7015 Interest Expense	$143.10
7016 Internet Marketing	$-
7017 Legal Fees	$3,373.28
7018 Magazines and Subscriptions	$1,524.95
7019 Meals and Entertainment	$3,499.69
7021 Office Supplies	$39.99
7022 Outside Contractors	$29,238.07
7031 Professional Fees	$54.00
7038 Telephone	$602.82
7039 Travel	$-
7044 Web Page	$164.63
Total Expenses	$48,614.14

NET OPERATING INCOME	$-34,149.51

Other Income
9101 Wells Fargo Cashback Rewards	$527.00
Total Other Income	$527.00

Other Expenses	$-

NET OTHER INCOME	$527.00

NET INCOME	$-33,622.51

Novea, Inc.

BALANCE SHEET

As of December 31, 2020

TOTAL
ASSETS
Current Assets
Bank Accounts	$23,209.01
Other Current Assets	$30,379.00
Total Current Assets	$53,588.01
Other Assets	$-
TOTAL ASSETS	$53,588.01
LIABILITIES AND EQUITIES
Liabilities
Current Liabilities
Credit Cards	$15,525.00
Other Current Liabilities	$383,711.00
Total Current Liabilites	$399,236.00
Long - Term Liabilities	$200,519.00
Total Liabilities	$599,755.00
Equity	$-546,166.99
TOTAL LIABILITIES AND EQUITY	$53,588.01

PENDENT PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Novea inc.

Cheyenne, Wyoming

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Novea inc. (a C corporation) and subsidiaries as of June 30, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America. Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenue source, suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Salt Lake City, Utah

December 28, 2020

NOVEA INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2020 AND 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$10,106	$1,535
Prepayments and deposit	-	72,557
Total Current Assets	10,106	74,092
Investment	30,379	30,379
TOTAL ASSETS	$40,485	$104,741

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Credit Cards	$12,846	$14,516
Notes Payable	315,429	315,429
Accrued Expenses	68,282	28,733
TOTAL LIABILITIES	396,557	358,678

Stockholders' Deficit
Common Stock, no par value - 75,000,000 shares authorized - 29,893,640 and 26,621,379 shares issued and outstanding as of June 30, 2020 and June 30, 2019 respectively	1,957,221	1,253,924
Accumulated Deficit	(2,313,293)	(1,508,131)
TOTAL STOCKHOLDER'S DEFECIT	(356,072)	(254,207)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFECIT	$40,485	$104,471

The accompanying notes are an integral part of the consolidated financial statements

NOVEA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JUNE 30, 2020 AND 2019

	2020	2019
Revenue	$-	$-

General and administrative expenses
Outside contractors	363,413	285,806
Consultancy fees	131,786	159,019
Loss on asset theft	120,000	-
Insurance expense	72,557	139,077
Professional fees	49,028	24,258
Advertising	4,314	2,040
Other operating expenses	24,061	27,411

Operating Loss	765,159	637,611

Other Income and Expense
Interest Expense	(41,940)	(31,659)
Other Income	1,937	2,153

Total Other Expense, Net	(40,003)	(29,506)

Net Loss	$(805,162)	$(667,117)

The accompanying notes are an integral part of the consolidated financial statements

NOVEA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED JUNE 30, 2020 AND 2019

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amounts	Deficit	Deficit
Balances, June 30, 2018	$17,273,649	$909,915	$(841,014)	$68,901
Issuance of common stock	9,347,730	344,009	-	344,009
Net loss	-	-	(667,117)	(667,117)

Balances, June 30, 2019	26,621,379	1,253,924	(1,508,131)	(254,207)
Issuance of common stock	3,272,261	703,297	-	703,297
Net loss	-	-	(805,162)	(805,162)

Balances, June 30, 2020	$29,893,640	$1,957,221	$(2,313,293)	$(356,072)

The accompanying notes are an integral part of the consolidated financial statements

NOVEA INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

YEARS ENDED JUNE 30, 2020 AND 2019

	2020	2019
Cash flows from operating activities
Net Loss	$(805,162)	$(667,117)
Adjustments to reconcile
Net loss to net cash by operating activities
Interest expense	41,940	31,659
Change in operating assets
Prepayments and deposit	72,557	115,240
Credit Cards	(1,670)	3,436
Accrued Expenses	2,109	36,262

Net cash flows used by operating activities	(690,226)	(480,520)

Cash flow from financing activites
Capital contribution from shareholders	703,297	344,009
Proceeds from notes payable	-	165,429
Payments from notes payable	(4,500)	(43,723)

Net cash flows provided by financing activites	698,797	465,715

Net change in cash and cash equivalent	8,571	(14,805)

Cash and cash equivalent at beginning of year	1,535	16,340

Cash and cash equivalent at end of year	$10,106	$1,535

Supplemental disclosure of cash flow information
Interest paid	$2,608	$773
Income taxes paid	-	-

The accompanying notes are an integral part of the consolidated financial statements

NOVEA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2020 and June, 2019

NOTE 1	PRINCIPAL BUSINESS ACTIVITIES

Novea inc. was incorporated on February 26, 2015, in the State of Wyoming. Its corporate charter authorized solely 75,000,000 Common Shares at No Par Value. On December 11, 2015, Novea incorporated Jacana Warranty in the State of Wyoming ; and, on August 1, 2017, Novea incorporated PC163 Jacana Insurance in Puerto Rico. Jacana Insurance is responsible for issuing (insuring) and managing the warranties for Novea’s business, including servicing the warranties.

Novea inc. is a fintech company that formed, owns and operates Jacana Warranty and Jacana Insurance, 100% subsidiaries. Jacana Warranty is the market face of Novea that provides consumer product warranties while Jacana Insurance is the licensed insurer of those warranties via PC163 Jacana Insurance for insurance. As of June 30, 2020, no revenues have been generated or recorded from any source, though contracts for future revenues have been finalized.

Novea is the operations manager of Jacana as its owner, particularly funding; Novea owns the technology and provides all support needed. Jacana offers product warranties (primarily electronic devices), built upon the manufacturers’ warranty, doing so either as a white label warrantor to the manufacturer via its technology programs for sales and service directly to retail customers.

Services on warranties (i.e., repair or replacement) are via Jacana Warranty’s online, touch-free, voice-free program. Jacana is the market face of Novea and is the licensed insurer of the warranties. Via Jacana Insurance, Jacana Warranty calculates projected claims and reserves for the same in accordance with legal insurance regulations and bills the warranted party for the cost of the insurance coverage plus mark-up. Profits, as is the case with all insurance providers, comes calculated per charges exceeding claims. Our services are provided through an online platform which enhances the profit margin for the Company.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the consolidated financial statements. These policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary companies; all intercompany balances and transactions have been eliminated in preparation of the consolidated financial statements.

Management Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of prepayments and deposits, fees drawn in excess of bank balance, accounts payable and accrued liabilities and balances due to related parties approximate the carrying amount of these financial instruments due to their short-term maturity.

Investments

Investment in pooled trust preferred securities are recorded at cost.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Uncertain Tax Positions

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Uncertain Tax Positions (Continued).

valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company is a C corporation and evaluates tax positions in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company classifies gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as a long-term liabilities in the Consolidated financial statements.

Revenue Recognition

Revenues are recognized when control of promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

As of June 30, 2020, the Company has identified specific planned revenue streams, six contracts for warranty provision that will produce revenues in 2021. (One of which has produced revenues in 2020.)

Advertising Costs

The Company expenses advertising costs when advertisements occurred. Total advertising costs for the year ended June 30, 2019, were $4,314 and 2020 were $2,040 respectively. The Company plans extensive use of retail sale advertising in 2021.

COVID-19 Uncertainties

In March 2020, the World Health Organization declared COVID-19 a worldwide pandemic. The pandemic has caused economic conditions to deteriorate across the global economy and periods of volatility within the financial markets and continued downward pressure on interest rates. We continue to examine the impact that COVID-19 will have on our financial condition, results of operations, of liquidity,

Recent Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material impact on our financial position, operations, or cash flows due to our status as a shell corporation.

NOTE 3	GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the year ended June 30, 2020 (2019). , the Company reported a net loss of $805,162 (2019 – $667,117) negative working capital of $356,072 (2019 –254,207) and an accumulated deficit of $2,213,293 (2019 -- $1,508,131). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. In the interim, the Company intends to rely upon continued advances from the Company’s majority shareholder to fund its working capital needs. No assurances can be given that the Company will be successful in raising capital under Regulation A+ or that the majority shareholders will continue to fund the Company’s working capital needs. As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

During the years ended June 30, 2020 and 2019, the Company did not recognize any revenue.

NOTE 4	PREPAYMENTS AND DEPOSITS

As of June 30, 2020 and 2019, the balance of prepayments and deposits was $0 and $72,557, respectively, which is related to the Company’s prepaid insurance that was/is amortized monthly over the course of the year.

NOTE 5	INVESTMENT

Jacana Warranty meets insurance regulation requirements by utilizing a captive co-insurer (Madison R.E., a Florida entity). Novea currently owes Madison for such fees and is otherwise in compliance with its contractual duties. (See Note 9.)

Novea owns preferred redeemable shares of Madison R.E. I.I., which is a captive insurance entity owned by Madison R.E. and acts as the Puerto Rican insurance law requirement of a co-insurer for PC163 Jacana, by which Jacana issues insurance under law for all markets. Novea paid a capital contribution held in PC163 Jacana. Novea pays a co-insurance cost into PC163 for Madison’s co-insurance services. Such payments will continue on a monthly basis as Novea’s business may require.

The preferred redeemable shares in Madison RE II signify the Company’s contribution of minimum required capital in the amount equivalent to 33.33% of the written premium to be held in pursuant to the unified agreement effective August 1, 2017. Due to the illiquidity in the market, it is unlikely that the Company would be able to recover its investment in the security if the Company sold the security at this time. The company accounts for this instrument as a cost level instrument in accordance with ASC 325. Total cost of the investment as of June 30, 2020 and 2019 amounted to $30,379.

NOTE 6	INCOME TAXES

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company’s U.S. Federal income tax rate is 21%. (Wyoming has no state income taxes.)

Deferred tax assets and the valuation allowance at June 30, 2020 and 2019 is as follows:

	2020	2019
Net loss carry forward	$577,572	$408,488
Valuation allowance	(577,572)	(408,488)
Total	$-	$-

A provision for income taxes has not been made due to net operating loss carry-forwards (“NOLs) of approximately $805,162 and $667,117 as of June 30, 2020 and 2019 respectively. The actual provision for income tax differs from the amount using the statutory U.S. Federal income tax rate of 21% for the years ended June 30, 2020, and 2019 as follows below.

NOTE 6	INCOME TAXES (CONTINUED)

	2020	2019
Benefit at U.S. Federal Income tax rate
	$149,084	$140,154
Increase in valuation allowance	(149,084)	(140,154)
	--	--

The NOLs expire, if not utilized, in the years through 2037, however, NOLs generated subsequent to December 31, 2017, do not expire but may only be used against taxable income to 80%. In response to the novel coronavirus COVID19, the Coronavirus Aid, Relief, and Economic Security Act temporarily repealed the 80% limitation for NOLs arising in 2018, 2019, and 2020. No tax benefit has been reported in the financial statements.

The Company’s income tax returns are currently open to audit by federal and state jurisdictions for the years ending June 30, 2015, through 2020.

NOTE 7	LOSS ON ASSET THEFT

In September 10, 2019 the Company remitted $120,000 to an accounting firm based in Houston as a down payment for planned audit of its financial records covering the periods ending June 30, 2019 and 2018. Unbeknownst to Company, the bank details used for the fund transfer were incorrect and the funds did not reach its intended destination. Upon investigation, the wire transfer was criminally taken by unknown 3rd party, but that was reported to the proper authorities and is still being investigated. The lost or stolen funds was de-recognized from the balance sheet as no future economic benefits from the asset can be realized or controlled by the entity. The Company has no insurance for such types of financial losses and did not file any formal case against the accounting firm or against its bank to recover the missing funds.

NOTE 8	RELATED PARTY DISCLOSURE

On February 16, 2018, Novea issued a $150,000 Convertible Note of the Company to one of the shareholders of the Company.

Under the terms of that agreement, interest payable on this Note shall accrue from the Issue Date at a rate per annum equal to fourteen percent (14%) of which 6% per annum shall be paid in cash quarterly in arrears and the remainder 8% is paid in kind (meaning Company Common Stock priced per Section 2.1 (PIK) shall accrue until maturity date. Its terms include 14% interest per annum, payable quarterly until the Holder converts Common Stock (PIK) per Section 2.1 which shall accrue until the Maturity Date subject to adjustment pursuant to Section 1.2 (the interest specified in the agreement. Interest shall be computed for actual elapsed days on the basis of a 360-day year (based on twelve 30-day months).

The principal of the Note (“Principal”) and accrued interest thereon shall, unless earlier converted, be payable in full on the date that shall be twelve (12) months after the Issue Date (the “Maturity Date”). Upon the occurrence of an Event of Default, the entire unpaid Principal on this Note shall bear interest at the rate of eighteen percent (18%) per annum.

The outstanding balance of the principal and accrued interest incurred on the convertible note is shown in Note 8. The interest expense on the convertible note as of June 30, 2020 and 2019 amounted to $32,972, and $25,011 respectively.

NOTE 9	NOTES PAYABLES

As of June 30, 2020 and 2019, notes payables consist of:

	2020	2019
4.25% Unsecured note payable, interest and principal is due monthly. Interest continue to accrue on the outstanding balance until paid in full.	$165,429	$165,429
14% Convertible related party note payable, 6% interest per annum paid in cash every quarter and remaining 8% interest is paid in kind. Interest continue to accrue on the outstanding balance until paid in full.	150,000	150,000
	$315,429	$315,429

NOTE 10	ACCRUED EXPENSES

As of June 30, 2020 and 2019, accrued expenses consist of:

	2020	2019
Accrued interest on unsecured note payable	$50,519	$22,047
Accrued interest on convertible related party note payable	11,472	4,124
Accrued expenses	6,291	2,562
	$68,282	$28,733

NOTE 11	LEGAL PROCEEDINGS

Novea, by way of Jacana Warranty, is in state court based on a claim, of which the claimant is no longer in existence, based on that entity’s unwritten claim for unpaid marketing services , services that were cancelled and never provided. Legal counsel finds the claim without merit. The claimed amount is immaterial.

NOTE 12	SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2020, through December 28, 2020, the date that these consolidated financial statements were available to be issued and has determined there have been no subsequent events for which disclosure is required.

BALANCE SHEET

AS OF JULY 31, 2015

2015
ASSETS
Cash	$2,199
Total current assets	2,199

TOTAL ASSETS	$2,199

LIABILITIES & SHAREHOLDERS’ (DEFICIT)
Accounts payable	$-
TOTAL LIABILITIES	-

Common stock, $0.001 par value, 75,000,000 authorized, 0 issued and outstanding as of July 31, 2015	-
Share subscriptions payable	11,925
Accumulated deficit	(9,726)
TOTAL SHAREHOLDERS’ (DEFICIT)	2,199

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	$2,199

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

STATEMENT OF OPERATIONS FOR THE PERIOD FROM

INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

2015
OPERATING EXPENSES
General & administrative expenses	$9,726
TOTAL OPERATING EXPENSES	9,726

OPERATING LOSS	(9,726)

NET LOSS	$(9,726)

Weighted number of common shares outstanding – basic and diluted	0

Net income (loss) per share – basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements

NOVEA INC.

STATEMENT OF SHAREHOLDERS DEFICIT FOR THE PERIOD FROM

AUGUST 1, 2016, TO JULY 31, 2017

			Share
	Common Stock		Subscriptions	Accumulated	Total
	Shares	Amount	Payable	Deficit	Equity
Balance, (August 1, 2016)	-	$-	$-	$-	$4,837
Shares Payable for Cash – Related Party	-	-	0	-	348,581
Net Loss	-	-	-	(124,590)	(124,590)
Balance, July 31, 2015	-	$-	0	61,765)	61,765

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,726)
Net Cash Used in Operating Activities	(9,726)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used In Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock payable - related parties	11,925
Net Cash Provided By Financing Activities	11,925

Net Increase In Cash and Cash Equivalents	2,199

Cash at Beginning of Period	-

Cash at End of Period	$2,199

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2015

NOTE 1 - ORGANIZATION

Organization

Novea Inc. (the “Company”) was incorporated pursuant to the laws of the State of Wyoming on February 26, 2015, and began operations on March 30, 2015 (Inception). The Company was organized to sell warranties of electronic devices by way of a mobile application used in and outside of the United States. The business has had no revenues to date.

The Company has established a fiscal year end of July 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement presented in this report is of Novea Inc.

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The financial statement presents the Balance Sheet, Statements of Operations, Shareholders’ Deficit and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying Non-audited financial statement has been prepared in accordance with U.S. GAAP. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company’s financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of negative $9,726 as of July 31, 2015. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. There were no cash equivalents at June 30, 2019.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Lease Commitments

Novea Inc. has no lease commitments.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 on June 6, 2011. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including: cash, convertible notes payable, accrued expenses, promissory notes payable, accounts receivable and accounts payable. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Cash reported on the balance sheet are estimated by management to approximate fair market value due to their short term nature.

The Company has had no transfers between levels of its assets or liabilities as of July 31, 2015.

Income Taxes

The Company has no income tax obligations as of July 31, 2015, due to the Company having no profits from operations in its first fiscal period.

Stock Based Compensation

In December of 2004, the FASB issued a standard which applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are based on the fair value of those equity instruments. For any unvested portion of previously issued and outstanding awards, compensation expense is required to be recorded based on the previously disclosed methodology and amounts. Prior periods presented are not required to be restated. We adopted the standard as of inception. The Company has not issued any stock options to its Board of Directors and officers as compensation for their services. If options are granted, they will be accounted for at a fair value as required by the FASB ASC 718.

Net Loss Per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share (“Basic EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. During the period from Inception to July 31, 2015, as the Company reported a net loss from operations, the diluted shares outstanding excludes the effective of dilutive securities due to the anti-dilutive effect. Because the Company did not have any potentially dilutive securities, there was no difference between the basic and diluted net loss per share.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company’s authorized capital is 75,000,000 common shares with a par value of $0.001 per share. The amount of Capital, common shares are not affected by the Split, that is, authorized capital remains at 75,000,000 common shares, while shares outstanding (or deriving therefrom) on the Split Date are reduced 3 to 1.

2015 to Date

At its inception date, the Company granted 2,166,667 shares to Howard Nunn, CEO and Chairman of the Board; 1,500,000 shares to Stephen Ross, VP and Director; and 1,166,667 shares to Carlos Arreola, Director, for no dollar amount of compensation. All three of these individuals are related parties of the Company. As a result, the Company recorded the $0 value of compensation to share subscriptions payable as founder shares compensation.

During the period from Inception to July 31, 2015, the Company sold subscriptions to 79,500 shares payable for $11,925 of cash from two of its then officers, Howard Nunn and Stephen Ross, thus, related party investors.

During the period of operation to August 3, 2017, the Company sold subscriptions of 10,300,000 shares for $438,669 of cash from two of its then officers, Howard Nunn and Stephen Ross, thus, related party investors. (Pre-reverse split.)

As of June 30, 2019, the Company has not granted any stock options or issued any common shares. As of August 1, 2015, the Company granted to two of its then officers, Howard Nunn and Stephen Ross, thus, related party investors, 3,433,334 options for purchase of shares at a rate of $.05 per share. But, as of February 12, 2018, the Company completed a three-to-one reverse split affecting all shareholders as of such date and cancelled such options.

We have accounted for stock based compensation under the provisions of FASB Accounting Standards codification (ASC) 718-10-55. (Prior authoritative literature: FASB Statement 123 (R), Share-based payment.) This statement requires us to record any expense associated with the fair value of stock based compensation. Determining fair value requires input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

The Board in unanimity and Company shareholders by a two-thirds majority determined that completing a three-to-one reverse split of the Company shares is in the best interest of the Company effective February 12, 2018 (“Split Date”). Thus, all shares outstanding as of the Split Date are reduced at the rate of three shares to one share with any fractional share thereof rounded up to the next highest number.

NOTE 4 - RELATED PARTY TRANSACTIONS

Common Stock

At its inception date, the Company granted 6,500,000 shares to Howard Nunn, CEO and Chairman of the Board; 4,000,000 shares to Stephen Ross, VP and Director; and 3,500,000 shares to Carlos Arreola, Director, for no dollar amount of compensation. All three of these individuals are related parties of the Company. As a result, the Company recorded the $0 value of compensation to share subscriptions payable as founder shares compensation.

During the period from Inception to June 30, 2019, the Company sold subscriptions to 238,500 shares payable for $11,925 of cash from two of its then officers, Howard Nunn and Stephen Ross, thus, related party investors.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the available net operating loss carry forward of approximately $9,726 will expire in various years through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes. The components of these differences are as follows at July 31, 2015:

2015
Net tax loss carry-forwards	$(9,726)
Statutory rate	34%
% Expected tax recovery	3,307
Change in valuation allowance	(3,307)
Income tax provision	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$3,307
Less: valuation allowance	(3,307)
Net deferred tax asset	$-

The actual income tax provisions do not differ from the expected amounts, which is none.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

None

NOTE 7 – SUBSEQUENT EVENTS

As of the date of this filing, there are no additional subsequent events which require additional disclosure.

NOVEA INC.

(A development stage company)

FINANCIAL STATEMENTS

NOVEA INC.

BALANCE SHEET

AS OF MARCH 31, 2016

2016
ASSETS
Cash	$453
Total current assets	453
TOTAL ASSETS	$453

LIABILITIES & SHAREHOLDERS’ (DEFICIT)
Accounts payable	$-
TOTAL LIABILITIES	-

Common stock, $0.001 par value, 75,000,000 authorized, 14,000,000 issued and outstanding as of March 31, 2016 (Par value $14,000 less discount $2,075. Pre-reverse split.)	14,000
Premium on Capital	84,344
Accumulated deficit	(97,891)
TOTAL SHAREHOLDERS’ (DEFICIT)	453

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	$453

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

2015
OPERATING EXPENSES
General & administrative expenses	$88,165
TOTAL OPERATING EXPENSES	88,165

OPERATING LOSS	(88,165)

(NET LOSS)	$(88,165)

Weighted number of common shares outstanding – basic and diluted	4,466,667

Net income (loss) per share – basic and diluted	$(0.00630)

The forgoing financial statements are through end of the eighth month of the Company's 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

STATEMENT OF SHAREHOLDERS DEFICIT

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

	Common Stock
	Shares	Amount
Balance, Fiscal Year-End (July 31, 2015)	4,666,667	$11,925

Shares Issued for Cash	0	86,419
Net Loss	-	(88,165)
Balance, March 31, 2016	4,666,667	$10,179

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(88,165)

Net Cash Used in Operating Activities	(88,165)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used In Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock (all to related parties)	86,419
Cash received from issuance of employee advance	0
Cash repayments on employee advance
Net Cash Provided By Financing Activities	86,419
Net Increase In Cash and Cash Equivalents	2,199

Cash at Beginning of Period	2199
Cash at End of Period	$453

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustments are made.

Novea inc.

Balance Sheet

As of July 31, 2016

Total
ASSETS
Current Assets
Bank Accounts
BUSINESS CHECKING (6785)	1,239.93
BUSINESS MARKET RATE SAVINGS (6833)	50.00
Total Bank Accounts	$1,289.93
Other Current Assets
Employee Loan	0.00
Total Other Current Assets	$0.00
Total Current Assets	$1,289.93
TOTAL ASSETS	$1,289.93
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Credit Cards
BUSINESS CARD (6534)	9,767.66
Total Credit Cards	$9,767.66
Total Current Liabilities	$9,767.66
Total Liabilities	$9,767.66
Equity
Opening Balance Equity	4,812.33
Paid in Capital	2,000.00
Paid in Capital	15,284.00
Paid in Capital	2,950.00
Paid-In Capital	7,200.00
Paid-In Capital	39,059.00
Paid-In Capital or Surplus	40,055.00
Retained Earnings	-67,808.09
Net Income	-52,029.97
Total Equity	$-8,477.73
TOTAL LIABILITIES AND EQUITY	$1,289.93

Novea inc.

Profit and Loss

August 2015 - July 2016

Total
Income
Total Income
Gross Profit	$0.00
Expenses
Accounting Fees	2,192.94
Auto
Auto - Fees	84.00
Auto - Gas	941.89
Auto - Insurance	327.00
Auto - Repairs	485.00
Total Auto	$1,837.89
Bank Charges	366.00
Consultants
Consultant	10,700.00
Consultant	31,050.00
Consultant	200.00
Consultant	5,000.00
Total Consultants	$46,950.00
Fees	405.50
Insurance	88.00
Interest Expense	164.81
Internet Marketing	12,861.61
Meals & Entertainment	319.66
Medical	1,360.64
Memberships	48.00
Office Supplies	11.07
Outside Contractors	13,900.00
Outside Contractors	5,500.00
Outside Contractors	10,900.00
Total Outside Contractors	$30,300.00
Postage	84.63
Professional Fees	13,077.00
Storage	210.00
Supplies	910.96
Telephone	1,261.74
Utilities	661.64
Warranty Fees	1,000.00
Total Expenses	$114,112.09
Net Operating Income	$-114,112.09
Other Income
Interest Earned	0.03
Total Other Income	$0.03
Net Other Income	$0.03
Net Income	$-114,112.06

Novea inc.

Balance Sheet

As of July 31, 2017

Total
ASSETS
Current Assets
Bank Accounts
BUSINESS CHECKING (6785)	64,223.10
BUSINESS MARKET RATE SAVINGS (6833)	125.02
Total Bank Accounts	$64,348.12
Other Current Assets
Employee Loan	0.00
Uncategorized Asset	0.00
Total Other Current Assets	$0.00
Total Current Assets	$64,348.12
TOTAL ASSETS	$64,348.12
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Credit Cards
BUSINESS CARD (6534)	2,583.04
Total Credit Cards	$2,583.04
Total Current Liabilities	$2,583.04
Total Liabilities	$2,583.04
Equity
Opening Balance Equity	4,837.34
Paid in Capital	2,000.00
Paid in Capital	135,733.00
Paid in Capital	2,950.00
Paid in Capital	123,784.10
Paid in Capital	39,059.00
Paid-In Capital or Surplus - Other	45,055.00
Retained Earnings	-167,063.01
Net Income	-124,590.35
Total Equity	$61,765.08
TOTAL LIABILITIES AND EQUITY	$64,348.12

Novea inc.

Profit and Loss

August 2016 - July 2017

Total
Income
Total Income
Gross Profit	$0.00
Expenses
Accounting Fees	575.00
Auto
Auto - Fees	8.00
Auto - Gas	1,027.23
Auto - Insurance	359.69
Auto - Repairs	2,316.00
Total Auto	$3,710.92
Bank Charges	321.88
Consultants	4,610.00
Consultant	2,250.00
Consultant	72,409.00
Consultant	25,500.00
Total Consultants	$104,769.00
Fees	5,169.99
Insurance	44.00
Interest Expense	646.19
Internet Marketing	1,845.20
Legal Fees	7,821.00
Meals & Entertainment	955.53
Medical	265.48
Office Supplies	198.11
Outside Contractors	12,250.00
Outside Contractors	25,100.00
Outside Contractors	2,000.00
Total Outside Contractors	$39,350.00
Postage	91.03
Professional Fees	2,250.00
Supplies	511.82
Telephone	2,874.16
Utilities	416.00
Total Expenses	$171,815.31
Net Operating Income	$-171,815.31
Other Income
Interest Earned	0.01
Total Other Income	$0.01
Net Other Income	$0.01
Net Income	$-171,815.30

PART III EXHIBITS

ITEMS 16 & 17.	INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

Number	Exhibit
2.1*	Articles of Incorporation
2.2*	Bylaws
3.1*	Founder Shares Subscription Agreement for Carlos Areola dated February 26, 2015
3.2*	Founder Shares Subscription Agreement for Howard Nunn dated February 26, 2015
3.3*	Founder Shares Subscription Agreement for Stephen Ross dated February 26, 2015
4.1*	Form of Subscription Agreement
6.1*	Agreement with Jacana Insurance Company dated June 1, 2016
12.1	Legal Opinion of JaNa Morrison McDonald, Esq.

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cities and States noted below 30 April 2021.

Novea Inc.

By:	J. QUINLAN
Chief Executive Officer, Interim Chief Financial Officer, Chief Accounting Officer, Director
RENO NV
21 JULY 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	J. QUINLAN
JAMES QUINLAN
Chief Executive Officer, Interim Chief Financial Officer, Chief Accounting Officer, Director
RENO, NV
21 JULY 2021

By:	/s/ Stephen Ross
Stephen Ross
Secretary/Treasurer, Director
El Cajon, CA
15 JULY 2021